For the period ended 01/31/2003                           Series 1, 2, 6, 7, 10,
File Number 811-2429                                            11, 14, 15, & 19

Sub-Item 77C:  Submission of matters to a vote of security holders
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On October 18, 2002,  a special  meeting of  shareholders  was held to vote on a number of proposals relating to USAA mutual funds. Shareholders of record on August 23, 2002, were entitled to vote on each proposal shown below. All proposals were approved by the shareholders.

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The following  proposals and voting results pertain to one or more series within
USAA Mutual Fund, Inc. (the Fund).


PROPOSAL 1
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Approval of new investment  advisory  agreement with USAA Investment  Management
Company (IMCO).

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST     ABSTAIN   BROKER NONVOTE
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Growth Fund                   49,792,512   1,377,556   1,029,538         N/A
Aggressive Growth Fund        24,070,624     845,176     456,898     206,596
Income Stock Fund             78,304,881   2,754,637   1,480,106         N/A
Growth & Income Fund          40,135,325   1,265,222     801,275     234,735
First Start Growth Fund        9,697,053     266,161     194,782         N/A
Science & Technology Fund     23,618,625     629,257     420,546         N/A
Small Cap Stock Fund           7,715,735     222,556     106,666         N/A
Capital Growth Fund            4,637,554     142,354      90,754     107,242
Value Fund                     5,157,303      88,893      47,872         N/A


PROPOSAL 2A
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Approval of new  investment  subadvisory  agreement  between IMCO and Wellington
Management Company, LLP.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST     ABSTAIN   BROKER NONVOTE
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Growth & Income Fund          40,240,263   1,342,911     853,383         N/A
Science & Technology Fund     23,557,101     653,338     457,989         N/A


PROPOSAL 2B
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Approval  of new  investment  subadvisory  agreement  between  IMCO and  Marsico
Capital Management, LLC.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST     ABSTAIN   BROKER NONVOTE
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Growth Fund                   49,614,466   1,491,019   1,094,121        N/A
Aggressive Growth Fund        24,230,175     867,493     481,626        N/A
First Start Growth Fund        9,657,646     289,602     210,748        N/A


PROPOSAL 2D
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Approval of new  investment  subadvisory  agreement  between IMCO and the Boston
Company Asset Management, LLC.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST     ABSTAIN   BROKER NONVOTE
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Income Stock Fund             78,097,987   2,856,039   1,585,598        N/A


PROPOSAL 2E
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Approval of new investment  subadvisory  agreement between IMCO and Dresdner RCM
Global Investors LLC.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST     ABSTAIN   BROKER NONVOTE
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Growth Fund                   49,590,613   1,492,137   1,116,856        N/A


PROPOSAL 2F
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Approval of new  investment  subadvisory  agreement  between  IMCO and  Westwood
Management Corporation.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST     ABSTAIN   BROKER NONVOTE
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Income Stock Fund             78,014,374   2,871,344   1,653,906        N/A
Value Fund                     5,149,705      92,119      52,244        N/A


PROPOSAL 2G
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Approval of new investment  subadvisory  agreement between IMCO and Batterymarch
Financial Management, Inc.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST     ABSTAIN   BROKER NONVOTE
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Capital Growth Fund            4,746,961     154,160      76,783        N/A


PROPOSAL 2H
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Approval of new  investment  subadvisory  agreement between IMCO and Eagle Asset
Management, Inc.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST     ABSTAIN   BROKER NONVOTE
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Small Cap Stock Fund           7,695,762     238,217     110,978        N/A


PROPOSAL 3
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Approval  of a  proposal  to permit  IMCO and the Board to appoint  and  replace subadvisers, enter into subadvisory agreements, and approve amendments to subadvisory agreements without further shareholder approval.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST     ABSTAIN   BROKER NONVOTE
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Growth Fund                   47,678,251   3,207,691   1,064,691      248,972
Aggressive Growth Fund        23,111,149   1,728,265     533,284      206,596
Income Stock Fund             74,343,960   5,276,512   1,831,643    1,087,509
Growth & Income Fund          38,741,271   2,575,090     885,462      234,734
First Start Growth Fund        9,081,786     824,703     225,710       25,796
Science & Technology Fund     22,276,829   1,662,093     564,060      165,446
Small Cap Stock Fund           7,351,747     440,221     122,475      130,514
Capital Growth Fund            4,482,046     270,133     118,483      107,242
Value Fund                     4,832,643     260,154      51,829      149,442


PROPOSAL 4
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Approval to amend the investment objective of the Growth Fund.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST     ABSTAIN   BROKER NONVOTE
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Growth Fund                   49,104,972   1,789,015   1,056,647      248,972


PROPOSAL 5
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Approval to amend the investment objective of the Growth & Income Fund.

NUMBER OF SHARES VOTING
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                                 FOR        AGAINST     ABSTAIN   BROKER NONVOTE
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Growth & Income Fund          39,902,805   1,465,779     833,238      234,735